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                                  EXHIBIT 4(c)
                            Specimen Enrollment Form

                   CITIZENS BANCORP DIVIDEND REINVESTMENT PLAN

                          Enrollment Authorization Form

        In order to participate in the Citizens Bancorp Dividend Reinvestment Plan, please completely fill out this form.

        1.     Participation Options.

        Check one of the following lines to indicate whether you want to reinvest 50% or 100% of your cash dividends in common stock of Citizens Bancorp.

               ___ Reinvest 50% of all cash dividends in common stock of Citizens Bancorp.

               ___ Reinvest 100% of all cash dividends in common stock of Citizens Bancorp.

        2.     Shareholder Information.

        Print name of shareholder (indicate all names if shares jointly held):

               ------------------------            -----------------------------
               Owner Name                          Soc. Sec. No. or Tax I.D. No.

               -----------------------------------------------------------------
               Owner Address

               ------------------------            -----------------------------
               Owner Name                          Soc. Sec. No. or Tax I.D. No.

               -----------------------------------------------------------------
               Owner Address

               ------------------------            -----------------------------
               Owner Name                          Soc. Sec. No. or Tax I.D. No.

               -----------------------------------------------------------------
               Owner Address

        3.     Street, Broker or Nominee Name.

        If the shares covered by this form are held in the name of a broker, or in a street or nominee name (including in the name of a trustee), indicate as follows:

               -----------------------------------------------------------------
               Street, Brokeror Nominee Name




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               Number of Shares Held

        4.     Acknowledgment.

        I/we hereby elect to participate in the Citizens Bancorp Dividend Reinvestment Plan (the "Plan") as described in the Prospectus of November 1, 1997. I/we acknowledge receipt of a copy of the Prospectus, and agree to participate in the Plan on the terms and conditions set forth in the Prospectus and as specified in this Enrollment Authorization Form. This election to participate in the Plan shall remain effective until I/we cancel this enrollment in writing, or until as otherwise provided under the Plan.

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_________________________                        Date: ____________
Shareholder

If signing as agent or in a representative capacity, indicate title:___________________.


_________________________                        Date: ____________
Shareholder

If signing as agent or in a representative capacity, indicate title:___________________.


_________________________                        Date: ____________
Shareholder

If signing as agent or in a representative capacity, indicate title:___________________.
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